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                                                                       EXHIBIT 5

[HAYTHE & CURLEY LETTERHEAD]






                                 April 5, 1994





Ramsay Health Care, Inc.
One Poydras Plaza
639 Loyola Avenue, Suite 1400
New Orleans, Louisiana  70113

Dear Sir or Madam:

                 We have acted as counsel for Ramsay Health Care, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-8 being filed by the Company under the Securities Act of 1933 with respect to 100,000 shares (the "Purchase Plan Shares") of the Company's common stock, $.01 par value (the "Common Stock"), which have been or are to be offered by the Company pursuant to the Company's 1993 Employee Stock Purchase Plan (the "Stock Purchase Plan") and 350,000 shares (the "Option Plan Shares") of Common Stock which have been or are to be offered by the Company pursuant to the Company's 1993 Stock Option Plan (the "Stock Option Plan").

                 In connection with such registration statement, we have examined such records and documents and such questions of law as we have deemed appropriate for purposes of this opinion. On the basis of such examination, we advise you that in our opinion:

                 (1) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;

                 (2) the Purchase Plan Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms of the Stock Purchase Plan, will be validly issued, fully paid and non-assessable; and
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Ramsay Health Care, Inc.               -2-                         April 5, 1994


                 (3) the Option Plan Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms of the Stock Option Plan and stock options duly granted or to be granted thereunder, will be validly issued, fully paid and non-assessable.

                 We hereby consent to the filing of this opinion as an exhibit to the foregoing registration statement.

                                                   Very truly yours,


                                                   HAYTHE & CURLEY